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Exhibit 31.2

Principal Financial Officer's Certification
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Martin Mr. Ellen, certify that:

1. I have reviewed this Amendment No. 1 on Form 10-K/A to Annual Report on Form 10-K of Dr Pepper Snapple Group, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 19, 2018	/s/ Martin M. Ellen
Martin M. Ellen
Executive Vice President and Chief Financial Officer

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  Exhibit 31.2
Principal Financial Officer's Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002